UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2013

Brixmor Property Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of Principal Executive Offices) (Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering by Brixmor Property Group Inc. (the “Company”) of its common stock, par value $0.01 per share (the “Common Stock”), described in the Registration Statement on Form S-11 (File No. 333-190002), as amended (the “Registration Statement”), on October 29, 2013, the following agreements were entered into:

(1) the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, BPG Subsidiary Inc., as Special Limited Partner, and the other limited partners from time to time party thereto (the “Partnership Agreement”);

(2) Amendment No. 1 to the Partnership Agreement, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, and the limited partners from time to time party thereto (“Amendment No. 1”);

(3) the Separate Series Agreement, dated as of October 29, 2013, by and among BRE Non-Core Assets Inc., as a limited partner associated with Series A, Non-Core Series GP, LLC, as the general partner associated with Series A, and Brixmor OP GP LLC, as the general partner of the Partnership on behalf of Brixmor Operating Partnership LP (the “Series Agreement”);

(4) the Registration Rights Agreement, dated as of October 29, 2013, by and among the Company and the equityholders named therein (the “Registration Rights Agreement”);

(5) the Stockholders’ Agreement, dated as of October 29, 2013, by and between the Company and BRE Retail Holdco L.P. (the “Stockholders’ Agreement”); and

(6) the Exchange Agreement, dated as of October 29, 2013, by and among the Company and the other holders of BPG Subsidiary Inc. common stock from time to time party thereto (the “Exchange Agreement”).

The Partnership Agreement, Amendment No. 1, the Series Agreement, the Registration Rights Agreement, the Stockholders’ Agreement and the Exchange Agreement are filed herewith as exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 29, 2013, following the effective time of the Registration Statement, Michael Berman and Anthony W. Deering were appointed to the Board of Directors of the Company, thereby joining Michael A. Carroll, John G. Schreiber, A.J. Agarwal, Jonathan D. Gray, Nadeem Meghji, William D. Rahm and William J. Stein. In addition, effective October 29, 2013, Messrs. Berman, Deering and Rahm serve as members of the audit committee of the Board of Directors, Messrs. Schreiber, Stein and Rahm serve as members of the compensation committee of the Board of Directors and Messrs. Stein, Rahm and Agarwal serve as members of the nominating and corporate governance committee of the Board of Directors. Biographical information regarding these directors and a description of the terms of their compensation have previously been reported by the Company in the Registration Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2013, the Company effected a conversion from a Delaware corporation to a Maryland corporation and its Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws”) became effective on such date. The Articles and the Bylaws are filed herewith as exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of Articles and Bylaws are substantially the same as the terms set forth in the forms previously filed as exhibits 3.4 and 3.5, respectively, to the Registration Statement.

A description of the Common Stock after giving effect to the conversion has previously been reported by the Company in the Registration Statement.

Item 8.01 Other Events.

On November 4, 2013, the Company completed its initial public offering of Common Stock by issuing 47,437,500 shares of Common Stock, which included 6,187,500 shares of Common Stock issued in connection with the underwriters’ exercise in full of their option to purchase additional shares, for cash consideration of $19.00 per share (net of underwriting discounts) to a syndicate of underwriters led by Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead book-running managers for the offering for approximately $901.3 million in net proceeds before expenses. The other underwriters in the syndicate were Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Blackstone Advisory Partners L.P., Robert W. Baird & Co. Incorporated, Evercore Group L.L.C, KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, Sandler O’Neill & Partners, L.P., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc.

As contemplated in the Registration Statement, the Company is causing the Brixmor Operating Partnership LP (the “Operating Partnership”) to use the net proceeds from the offering to repay borrowings under the revolving portion of the Operating Partnership’s unsecured credit facility, to repay indebtedness to certain affiliates of The Blackstone Group L.P. (together with such affiliates, the “Sponsor”) attributable to certain properties (the “Acquired Properties”) contributed to the Company by the Sponsor in connection with the offering, to pay transaction costs related to certain property transfers that were effected in connection with the offering and to pay certain transfer fees due to lenders on several of the Company’s outstanding mortgage loans that are payable in connection with the offering.

On October 29, 2013, the Company issued 15,877,791 common units of partnership interest in the Operating Partnership to certain affiliates of the Sponsor in exchange for the Acquired Properties. Such securities were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by the Company not involving a public offering. No general solicitation or underwriters were involved in this issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Brixmor Property Group Inc., dated as of November 4, 2013.

3.2	Bylaws of Brixmor Property Group Inc., dated as of November 4, 2013.

10.1	Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, BPG Subsidiary Inc., as Special Limited Partner, and the other limited partners from time to time party thereto

10.2	Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of Brixmor Operating Partnership LP, dated as of October 29, 2013, by and between Brixmor OP GP LLC, as General Partner, and the limited partners from time to time party thereto.

10.3	Separate Series Agreement, dated as of October 29, 2013, by and among BRE Non-Core Assets Inc., as a limited partner associated with Series A, Non-Core Series GP, LLC, as the general partner associated with Series A, and Brixmor OP GP LLC, as the general partner of the Partnership on behalf of Brixmor Operating Partnership LP.

10.4	Registration Rights Agreement, dated as of October 29, 2013, by and among the Company and the equityholders named therein.

10.5	Stockholders’ Agreement, dated as of October 29, 2013, by and between the Company and BRE Retail Holdco L.P.

10.6	Exchange Agreement, dated as of October 29, 2013, by and among the Company and the other holders of BPG Subsidiary Inc. common stock from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

Date: November 4, 2013